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                                                                EXHIBIT 23.2


Ford Motor Company
Ford Holdings, Inc.
The American Road
Dearborn, Michigan

                     CONSENT OF COOPERS & LYBRAND L.L.P.

Re: Ford Motor Company and Ford Holdings, Inc. Amendment No. 1 to Registration Statement No. 33-55171 on Form S-3

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-55171 of our reports dated February 1, 1994 on our audits of the consolidated financial statements and financial statement schedules of Ford Motor Company at December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which reports are included in, or incorporated by reference in, Ford's 1993 Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-55171 of our reports dated February 1, 1994 on our audits of the consolidated financial statements and financial statement schedules of Ford Holdings, Inc. at December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which reports are included in, or incorporated by reference in, Ford Holdings, Inc.'s 1993 Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption "Experts."





COOPERS & LYBRAND L.L.P

400 Renaissance Center
Detroit, Michigan  48243
November 21, 1994